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                          EXHIBIT INDEX


Exhibit   Description                   Page
-------   -----------                   ----

4.1       Specimen copy of Common Share                          Incorporated by
                                        reference

4.2       Declaration of Trust of the   Incorporated by
          Company, dated as of January 2,                        reference
          1926, as amended

5.1       Opinion of Robert King Wulff, Filed herewith
          Esq. and Kirk L. Ramsauer with
          respect to the legality of the
          securities being registered,
          containing consent

23.1      Consent of Coopers & Lybrand  Filed herewith
          L.L.P.

24.1      Power of attorney             Filed herewith

24.2      Certified vote of the Board   Filed herewith
          of Directors